                                                                  Exhibit (a)(6)


                          OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK
   (Including the Associated Rights to Purchase Shares of Series A Preferred
                                    Stock)

                                      of

                              ACUSON CORPORATION

                                      at

                           $23 Net Per Share in Cash

                                      by

                            SIGMA ACQUISITION CORP.
                         a wholly owned subsidiary of

                              SIEMENS CORPORATION
                    an indirect wholly owned subsidiary of

                          SIEMENS AKTIENGESELLSCHAFT

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, NOVEMBER 2, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                October 5, 2000

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated October 5, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Sigma Acquisition Corp., a Delaware corporation ("Purchaser"), which is a wholly owned subsidiary of Siemens Corporation, a Delaware corporation ("Parent"), which is an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, to purchase all outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), of Acuson Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase shares of Series A Preferred Stock (the "Rights") issued pursuant to the Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of November 5, 1998, between the Company and Fleet National Bank (f/k/a BankBoston, N.A.), as amended (the Common Stock and the Rights together being referred to herein as the "Shares"), at $23.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

  We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

    1. The tender price is $23.00 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    2. The Offer is being made for all outstanding Shares.

    3. This Offer is being made in accordance with an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 26, 2000, by and among Parent, Purchaser and the Company. The Board of Directors of the Company, at a meeting held on September 26, 2000, by unanimous vote determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and the Company's stockholders, approved the Merger and the other transactions contemplated by the Merger Agreement and approved the Merger Agreement. The Board of Directors unanimously recommends that the Company's stockholders accept the Offer, tender their Shares in the Offer and, if required under Delaware law or the Company's Certificate of Incorporation or Bylaws, vote to adopt the Merger Agreement.

    4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, November 2, 2000, unless the Offer is extended. Purchaser does not currently intend to make a subsequent offering period available following the expiration of the Offer pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, as amended, although it reserves the right to do so in its sole discretion.

    5. The Offer is conditioned upon, among other things, (i) a number of Shares being validly tendered and not withdrawn on the applicable expiration date of the Offer that, together with any Shares owned by Parent or any of its affiliates (including the Purchaser), represents at least a majority of the total number of (a) all outstanding Shares plus (b) all Shares issuable upon exercise of options and other similar rights that by their terms are or will become exercisable before December 31, 2000 (or, under certain circumstances described in the Offer to Purchase, March 31,
  2001) and (ii) the receipt of approvals required by or the expiration or termination of the applicable waiting periods under United States and German antitrust and competition laws. The Offer is also subject to the satisfaction or waiver of certain other conditions. See Sections 1 and 13 of the Offer to Purchase.

    6. Any stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of the Shares in such state. In those jurisdictions where the blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      of

                              ACUSON CORPORATION

                                      by

                            SIGMA ACQUISITION CORP.
                         a wholly owned subsidiary of

                              SIEMENS CORPORATION
                    an indirect wholly owned subsidiary of

                          SIEMENS AKTIENGESELLSCHAFT

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 5, 2000 and the related Letter of Transmittal in connection with the Offer by Sigma Acquisition Corp., a Delaware corporation, which is a wholly owned subsidiary of Siemens Corporation, a Delaware corporation, which is an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, to purchase all outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), of Acuson Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase shares of Series A Preferred Stock (the "Rights") issued pursuant to the Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of November 5, 1998, between the Company and Fleet National Bank (f/k/a BankBoston, N.A.), as amended (the Common Stock and the Rights together being referred to herein as the "Shares"), at $23.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

  This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be tendered:* ___________________________________________
 Certificate Nos. (if available): ____________________________________________
 Account No.: ________________________________________________________________
 Dated: _______________________________________________________________ , 2000
                                   SIGN HERE
 Signature(s): _______________________________________________________________
 Please type or print address(es): ___________________________________________
 Area Code and Telephone Number: (   )______    ______           ______
 Taxpayer Identification or Social Security Number(s): _______________________


--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3